Exhibit 10.21
CONSENT TO ASSIGNMENT
This Consent to Assignment (the “Consent”) is given as of this 7 day of August, 2006, by Central Iowa Energy, LLC (“Central Iowa Energy”), located in Newton, Iowa.
RECITALS: REG, LLC (f/k/a Renewable Energy Group, LLC) entered into a Design Build Agreement dated March 10, 2006, and an Agreement for Phase 1 Services dated July 13, 2005, with Central Iowa Energy with respect to the construction of their biodiesel facility (collectively “Agreements”).
REG, LLC, InterWest, L.C., and West Central Cooperative joined their forces to expand upon their biodiesel construction, management and marketing efforts by creating Renewable Energy Group, Inc. (“REG, Inc.”) on July 31, 2006. In order to be continuing to fulfill the obligations under the Agreements, Renewable Energy Group, Inc. would desire to confirm Central Iowa Energy’s consent to an assignment of REG, LLC’s rights in the Agreements to REG, Inc.
Performance of the Agreements will continue under the same leadership and personnel, supported by the same strategic partners as were involved previously under REG, LLC. By signature hereto, Renewable Energy Group, Inc. assumes and agrees to perform and discharge all obligations as set forth in the Agreements previously entered into by REG, LLC with Central Iowa Energy.

REG, LLC (f/k/a Renewable Energy Group, LLC)		RENEWABLE ENERGY GROUP, INC.

By	/s/ Nile Ramsbottom	By	/s/ Jeffrey Stroburg

	Nile Ramsbottom, President		Jeffrey Stroburg, CEO
CONSENT TO ASSIGNMENT
Central Iowa Energy hereby consents to the assignment of the Agreements to Renewable Energy Group, Inc.

CENTRAL IOWA ENERGY, LLC

By	/s/ James Johnston, Chairman

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